LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

$ [113,297,000]
LEHMAN XS TRUST, SERIES 2007-8H
SENIOR/SUBORDINATE CERTIFICATES
GROUP I

Lehman Brothers Holdings Inc.
(Sponsor and Seller)

Structured Asset Securities Corporation
(Depositor)

LaSalle Bank National Association
(Trustee)

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Before you invest, you should read the term sheet supplement dated April 20, 2007 and the prospectus dated May 22, 2007 (this may be obtained on Lehman Brothers’ web site http://www.lehman.com/pub/sasco) conveyed with this document as well as the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. See the information in the legend below to learn how to get these documents.

Risk Factors

The Certificates will be subject to certain risks. You should carefully consider the information provided under “Risk Factors” in the terms sheet supplement dated April 20, 2007 and the prospectus dated May 22, 2007 which is conveyed with this document.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Bond Summary

Class	Approximate Size ($) (1)	Initial Coupon (2)	Est. WAL (yrs.) Call/Mat(3)	Principal Window (mths.) to Call/Mat (3)	Approx Initial Credit Support (4)	Principal Type	Interest Accrual Convention	Delay
I-A1(6)	[$577,443,000]	1mL + [ ]	[1.00 / 1.00]	[1 - 27 / 1 - 27]	[21.70%]	Super Senior Floater	Actual / 360	0 day
I-A2(6)	[$221,952,000]	1mL + [ ]	[3.50 / 3.50]	[27 - 66 / 27 - 66]	[21.70%]	Super Senior Floater	Actual / 360	0 day
I-A3(6)	[$97,904,000]	1mL + [ ]	[6.32 / 8.08]	[66 - 78 / 66 - 185]	[30.40%]	Super Senior Floater	Actual / 360	0 day
I-A4	[$12,238,000]	1mL + [ ]	[6.32 / 8.08]	[66 - 78 / 66 - 185]	[21.70%]	Senior Mezzanine Floater	Actual / 360	0 day
I-A5	[$101,059,000]	1mL + [ ]	[2.25 / 2.47]	[1 - 78 / 1 - 185]	[13.00%]	Senior Support Floater PT	Actual / 360	0 day
I-AIO(5)(6)	[$1,010,596,000]	[6.25%] - 1mL	N/A	N/A	N/A	Inverse Interest Only	30 / 360	0 day
I-M1(6)	[$30,782,000]	1mL + [ ]	[4.53 / 4.99]	[41 - 78 / 41 - 143]	[10.35%]	Sub PT	Actual / 360	0 day
I-M2 (6)	[$22,651,000]	1mL + [ ]	[4.49 / 4.93]	[40 - 78 / 40 - 136]	[8.40%]	Sub PT	Actual / 360	0 day
I-M3 (6)	[$36,590,000]	1mL + [ ]	[4.45 / 4.85]	[38 - 78 / 38 - 129]	[5.25%]	Sub PT	Actual / 360	0 day
I-M4 (6)	[$24,974,000]	1mL + [ ]	[4.42 / 4.72]	[38 - 78 / 38 - 114]	[3.10%]	Sub PT	Actual / 360	0 day

(1.)	Bond sizes are subject to a permitted variance of ±10% in the aggregate.

(2.)
Each class of Offered Certificates is subject to the applicable Net Funds Cap, as described on page 15. One Month LIBOR (“1mL”) for the Certificates for the first accrual period will be determined two business days prior to the Closing Date. The spread on the Senior Certificates (other than the Class I-AIO Certificates) will increase to 2.0 times the initial margin for such certificates on each Distribution Date occurring after the date on which the 10% Optional Call may be exercised. The spread on the Subordinate Certificates will increase to 1.5 times the initial margin for such certificates on each Distribution Date occurring after the date on which the 10% Optional Call may be exercised. The Class I-AIO Certificates will accrue interest at the lesser of (1) 6.25% minus 1mL for such Distribution Date and (2) the Net Funds Cap minus the weighted average coupon of the Class I-A1, Class I-A2, Class I-A3, Class I-A4 and the Class I-A5 for such Distribution Date, subject to a minimum rate of 0.00% per annum. On and after the first possible Optional Redemption date, the Class I-AIO will accrue interest at the lesser of (i) 6.00% minus 1mL and (ii) the excess, if any, of the Net Funds Cap over the weighted average coupon of the Class I-A1, Class I-A2, Class I-A3, Class I-A4, and Class I-A5 for such Distribution Date, subject to a minimum rate of 0.00% per annum.

(3.)
The weighted average lives (“WAL”) and Principal Window (number of months between the first and last principal payment received) assume prepayments occur at the Pricing Speed and the certificates pay on the 25th of each month beginning in June 2007. The WAL to Call assumes the 10% Optional Call is exercised on the first eligible Distribution Date.

(4.)
The initial O/C amount on the Closing Date will equal to approximately [3.10%] of the Cut-Off Date collateral balance. Initial credit support for a class equals (i) the percentage of the certificates (as a product of the mortgage loan balance) subordinate to such class plus (ii) the O/C Target amount. The O/C Target is [3.10%] of Cut-Off Date collateral balance. Rating levels are subject to final approval.

(5.)
The Class I-AIO will be interest only certificates; it will not be entitled to payments of principal and will accrue interest on its notional balance, which is based on the combined principal balance of the Class I-A1, Class I-A2, Class I-A3, Class I-A4, and Class I-A5 Certificates.

(6.)	Not offered under this term sheet.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Transaction Overview

Structure:	Senior/ Subordinate with Overcollateralization.

Pricing Speed:	30% CPR

Mortgage Pool:
The Mortgage Pool consists of conventional, first lien, adjustable and fixed, fully amortizing and balloon residential mortgage loans having a total principal balance of approximately $1,161,607,577 as of the Cut-Off Date. Certain characteristics of the mortgage loans are described on pages 20-34 of this term sheet, subject to a permitted variance of +10% in the aggregate.

The Issuing Entity will also be issuing certificates from other mortgage pools, which will not be cross-collateralized with the Certificates issued from this Mortgage Pool in any way.

Credit Enhancement:
The initial credit support (“C/E”) for a class equals the (i) percentage of the certificates subordinate to such class plus (ii) the initial overcollateralization (“O/C”) amount. Rating levels are subject to final approval.

Losses that otherwise would be allocated to Class I-A1, Class I-A2, Class I-A3, and Class I-A4 Certificates will be allocated instead to the Class I-A5 Certificates until reduced to zero. Losses thereafter that would otherwise reduce the principal amounts of the Class I-A3 Certificates will first reduce the principal amount of the Class I-A4 Certificates until reduced to zero. The Senior Certificates will have limited protection by means of the subordination of the Subordinate Certificates, as well as overcollateralization and excess interest.

Ratings:	All Classes of Senior Certificates are expected to be rated [AAA/Aaa] by two of three rating agencies.

Issuing Entity:	Lehman XS Trust, 2007-8H

Closing Date:	May 31, 2007

Cut-Off Date:	May 1, 2007

Distribution Date:	The 25th day of each month, or if the 25th day is not a business day, on the next succeeding business day, beginning in June 25, 2007

Servicing Fee:
Approximately 99.96% of the loans have servicing fee of 0.250% per annum, and approximately 46.67% of the loans have step-up of 0.125% per annum to a rate of 0.375% per annum after the first rate reset date. Approximately 0.04% of the loans have servicing fee of 0.375% per annum.

Master Servicer:	Aurora Loan Services LLC (an affiliate of Lehman Brothers)

Servicers:	Aurora Loan Services LLC (an affiliate of Lehman Brothers) will service approximately 99.88% of the loans. No other servicers will service 10.00% or more of the loans.

Originators:	Lehman Brothers Bank, FSB, originated approximately 96.06% of the loans. No other originators originated 10.00% or more of the loans.

Senior Certificates:	Class I-A1, Class I-A2, Class I-A3, Class I-A4, Class I-A5, and Class I-AIO Certificates

Subordinate Certificates:	Class I-M1, Class I-M2, Class I-M3, Class I-M4 Certificates

The Certificates:	The Senior Certificates and the Subordinate Certificates

SMMEA Eligibility:	The Senior Certificates will be SMMEA eligible.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

ERISA Eligibility:	The Senior Certificates are expected to be ERISA eligible.

Interest Rate:
The Interest Rate for the Senior Certificates (other than the Class I-AIO Certificates) and the Subordinate Certificates for any Accrual Period will be equal to the lesser of (1) the rate described in the table on page 3 of this term sheet and (2) the Net Funds Cap (as defined below). The Interest Rate for the Class I-AIO Certificates will equal to the lesser of (i) the rate set on page 3 and (ii) the excess of Net Funds Cap (as defined herein) over the weighted average coupon of Class I-A1, Class I-A2, Class I-A3, Class I-A4, and Class I-A5 Certificates.

Interest Rate Swap:
An interest rate swap will be purchased for the Trust for the benefit of the Senior Certificates (other than the Class I-AIO Certificates) and the Class I-M1 Certificates. Proceeds derived from the interest rate swap will be applied to pay certain interest shortfalls, cover Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, maintain overcollateralization and pay back any Deferred Amounts, and any applicable interest accrued on such amounts, as further described below.

The [sixty] month interest rate swap will obligate the Trust to pay a strike rate as set forth in the table on page 13 of this termsheet on the swap notional amount in each period. The Trust will receive payments equal to an annual rate of [one-month LIBOR] on the swap notional amount for each period over the life of the interest rate swap.

Interest Rate Cap:
An interest rate cap will be purchased for the Trust Fund for the benefit of the Senior Certificates (other than the Class I-AIO Certificates) and the Class I-M1 Certificates. Proceeds derived from the interest rate cap will be applied to pay interest certain shortfalls, cover Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, maintain overcollateralization and pay back Deferred Amounts, and any applicable interest accrued on such amounts, as applicable, as further described below.

The [sixty] month Interest Rate Cap will have a strike rate as set forth in the table on page 10 of this termsheet. It will contribute cash in the event one-month LIBOR rises above its strike rate.

Legal Final Maturity:	June 25, 2037

Optional Redemption:
The transaction can be called by the Master Servicer on any Distribution Date following the month in which the loan principal balance of the Mortgage Loans is reduced to less than 10% of the Cut-Off Date collateral balance.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Principal Payment Priority

I. Prior to the Stepdown Date, or whenever a Trigger Event is in effect, in the following order of priority:

1)
For deposit into the Swap Account any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty pursuant to the Interest Rate Swap Agreement for the related Distribution Date (not due to a Swap Counterparty Trigger Event and to the extent not distributed previously according to “Interest Payment Priority” below);

2)	To pay principal pro rata based on Class Principal Amounts as follows:

A)	Sequentially, in the following order:

i)	To the Class I-A1 until such class has been reduced to zero;

ii)	To the Class I-A2 until such class has been reduced to zero;

ii)	To the Class I-A3 and Class I-A4 Certificates, pro rata, based on the Class Principal Amounts until each such class has been reduced to zero;

B)	To the Class I-A5 Certificates, until such class has been reduced to zero;

3)	All remaining principal will be allocated to the Class I-M1, Class I-M2, Class I-M3, and Class I-M4 Certificates, sequentially and in that order, until each such class has been reduced to zero;

4)	For application as part of Monthly Excess Cashflow for such Distribution Date.

II.	On or after the Stepdown Date and as long as a Trigger Event is not in effect, in the following order of priority:

1)
For deposit into the Swap Account any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty pursuant to the Interest Rate Swap Agreement for the related Distribution Date (not due to a Swap Counterparty Trigger Event and to the extent not distributed previously according to “Interest Payment Priority” below);

2)
All principal will be allocated to the related Senior Certificates (other than the Class I-AIO Certificates), to be paid as described in clause (I)(1) above, provided, however, that principal will only be allocated to the Senior Certificates (other than the Class I-AIO Certificates) until the credit enhancement behind the aggregate Senior Certificates (other than the Class I-AIO) is equal to two times its initial targeted credit enhancement percentage;

3)
All remaining principal will be allocated to the Class I-M1, Class I-M2, Class I-M3, and Class I-M4 Certificates, sequentially, and in that order, until the credit enhancement behind each class is equal to two times the related initial targeted credit enhancement percentage.

4)	For application as part of Monthly Excess Cashflow for such Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Interest Payment Priority

The Interest Rate for the Senior Certificates (other than the Class I-AIO) and the Subordinate Certificates for any Accrual Period will be equal to the lesser of (1) the rate described in the table on page 3 of this term sheet and (2) the Net Funds Cap (as defined below). The Interest Rate for the Class I-AIO Certificates will equal to the lesser of (i) the rate set on page 3 and (ii) the excess of Net Funds Cap (as defined herein) over the weighted average coupon of Class I-A1, Class I-A2, Class I-A3, Class I-A4, and Class I-A5 Certificates. Interest for the Certificates (other than the Class I-AIO Certificates) will be calculated on an actual/360 basis. Interest for the Class I-AIO Certificates will be calculated on a 30/360 basis.

The “Accrual Period” for the Certificates (other than the Class I-AIO Certificates) for each Distribution Date will be the one-month period beginning on the immediately preceding Distribution Date (or on May 25, 2007, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date. The “Accrual Period” for the Class I-AIO Certificates for each Distribution Date will be the calendar month immediately preceding the related Distribution Date.

The aggregate Interest Remittance Amount for each Distribution Date will be allocated in the following priority:

(1)	To pay any related servicing fees, if applicable;

(2)	For deposit into the Swap Account, any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty;

(3)	To pay Current Interest and Carryforward Interest to the Senior Certificates pro rata in proportion to such amounts;

(4)	To pay Current Interest and Carryforward Interest to the Subordinate Certificates sequentially in order of priority;

(5)
Any interest remaining from interest remittance will be deemed “Monthly Excess Interest” and, together with amounts remaining from the principal remittance amount after the application of the priorities set forth above under “Principal Payment Priority”, “ Cap Payment Priority” and “Swap Payment Priority” will be distributed as follows:

i)	To pay Current Interest and Carryforward Interest to the Senior Certificates on a pro rata basis, based on amounts due, to the extent not paid above;

ii)	To pay Current Interest and Carryforward Interest to the Subordinate Certificates, sequentially, in order of seniority to the extent unpaid above;

iii)	To pay to the Trustee previously unreimbursed extraordinary costs, liabilities and expenses, to the extent provided in the trust agreement;

iv)
To pay to the Senior Certificates (other than the Class I-AIO Certificates), in proportion to the aggregate Class Principal Amount of the Senior Certificates, after giving effect to principal distributions described above, up to a specified target amount for such Distribution Date, to the Senior Certificates (other than the Class I-AIO Certificates), in each case in accordance with the priorities set forth under “Principal Payment Priority” above, in reduction of their respective Class Principal Amounts, until reduced to zero;

v)
To pay to the Subordinate Certificates, in reduction of their respective Class Principal Amounts, after giving effect to principal distributions described above, sequentially, in order of seniority, up to a specified target amount for such Distribution Date in accordance with the priorities set forth under “Principal Payment Priority” above, until each such class has been reduced to zero;

vi)
To pay concurrently, to the Senior Certificates (other than the Class I-AIO Certificates), any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid pursuant to clause (6) of Swap Payment Priority below and clause (4) of Cap Payment Priority below;

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

vii)	To the Class I-M1, Class I-M2, Class I-M3, and Class I-M4 Certificates, sequentially and in that order, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts;

viii)
To pay concurrently, to the Senior Certificates (other than the Class I-AIO Certificates) any remaining applicable Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid pursuant to clause (6) of Swap Payment Priority below and clause (4) of Cap Payment Priority below;

ix)
Concurrently, on a pro-rata basis, to the Senior Certificates (other than the Class I-AIO Certificates) any Deferred Amounts and interest on such Deferred Amounts, in proportion to such Deferred Amounts;

x)	To the Class I-M1, Class I-M2, Class I-M3, and Class I-M4 Certificates, sequentially and in that order any Deferred Amounts;

xi)	To pay the holder of the Class X Certificates in accordance with the Trust Agreement; and

xii)	To the Class R Certificates, any remaining amounts.

The “Principal Distribution Amount” for any Distribution Date and for each Mortgage Pool is an amount equal to the Principal Remittance Amount for such date for such Mortgage Pool minus the Overcollateralization Release Amount attributable to such Mortgage Pool based on the Senior Proportionate Percentage for such Mortgage Pool, if any, for such Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Interest Rate Cap Agreement

An Interest Rate Cap will be purchased by the Trust for the benefit of the Senior Certificates (other than the Class I-AIO Certificates) and the Class I-M1 Certificates. Proceeds derived from the interest rate cap will be applied to pay certain interest shortfalls, cover Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, maintain overcollateralization and pay back Deferred Amounts, and any applicable interest accrued on such amounts, as applicable, as further described below. The [sixty] month Interest Rate Cap will contribute cash in the event one-month LIBOR rises above [7.00]% per annum, “the strike rate”. The Notional Balance of the Interest Rate Cap will be equal to the lesser of (i) the aggregate Class Principal Amount of the Senior Certificates (other than the Class I-AIO Certificates) and the Class I-M1 Certificates or (ii) the following schedule:

Period	Approximate Notional Balance ($)	Period	Approximate Notional Balance ($)
1	0.00	32	119,033,436.00
2	0.00	33	117,754,828.00
3	0.00	34	116,377,887.00
4	0.00	35	114,204,116.00
5	0.00	36	112,278,481.00
6	0.00	37	110,657,906.00
7	0.00	38	109,002,059.00
8	0.00	39	107,294,108.00
9	0.00	40	105,541,299.00
10	0.00	41	103,750,361.00
11	0.00	42	101,927,534.00
12	0.00	43	100,078,597.00
13	52,024,722.00	44	98,208,900.00
14	54,184,917.00	45	96,323,386.00
15	56,080,080.00	46	94,426,621.00
16	57,767,087.00	47	92,522,810.00
17	59,240,521.00	48	90,615,827.00
18	60,514,371.00	49	88,709,231.00
19	61,601,866.00	50	86,806,287.00
20	62,515,507.00	51	84,909,985.00
21	63,267,107.00	52	83,023,056.00
22	63,837,946.00	53	81,147,991.00
23	64,298,125.00	54	79,287,055.00
24	64,545,419.00	55	77,365,186.00
25	124,238,117.00	56	75,264,756.00
26	124,011,095.00	57	73,445,573.00
27	123,588,245.00	58	71,536,584.00
28	122,950,196.00	59	41,020,657.00
29	122,185,470.00	60	21,640,510.00
30	121,272,393.00	61 and thereafter	0.00
31	120,224,771.00

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

On each Payment Date, the cap provider will make payments equal to the product of (a) the excess, if any, of one-month LIBOR for such determination date over the strike rate, (b) the actual number of days in the corresponding accrual period for the transaction divided by 360, and (c) the lesser of the notional balance set forth above and the Class Principal Amount of the Senior Certificates (other than the Class I-AIO Certificates) and the Class I-M1 Certificates. Payments received under the Interest Rate Cap will only be available to benefit the Senior Certificates (other than the Class I-AIO Certificates), the Class I-M1 Certificates, or, in certain cases, the Class X Certificates. The Cap Counterparty will have a rating of at least “A’ from S&P, Moody’s, and Fitch.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Cap Payment Priority

Amounts in the Cap Account will be distributed as follows:

1) to the Senior Certificates (other than the Class I-AIO Certificates), in respect of Current Interest and Carryforward Interest, to the extent unpaid from Interest Remittance Amount pro rata in proportion to such remaining amounts;

2) to the Class I-M1 Certificates, in respect of Current Interest and Carryforward Interest, to the extent unpaid from Interest Remittance Amount;

3) to the Senior Certificates (other than the Class I-AIO Certificates) and the Class I-M1 Certificates, an amount needed to create and maintain the target overcollateralization amount to the extent unpaid pursuant to Principal Payment Priority above;

4) to the Senior Certificates (other than the Class I-AIO Certificates), any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls remaining unpaid in proportion to such remaining amounts;

5) to the Class I-M1 Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls remaining unpaid;

6) to the Senior Certificates (other than the Class I-AIO Certificates), Deferred Amounts and interest on such Deferred Amounts, in proportion to such Deferred Amounts;

7) to the Class I-M1 Certificates, Deferred Amounts;

8) to the Class X Certificates, any remaining amount.

With respect to each Distribution Date the sum of all amounts distributed pursuant to clauses (3), (6) and (7) of Cap Payment Priority above and clauses (5), (8) and (9) of Swap Payment Priority below shall not exceed cumulative realized losses incurred, as reduced by amounts previously distributed pursuant to such clauses.

A Swap or Cap Counterparty shall have (a) either (i) the unsecured, short-term debt obligations rated at least “A-1” by S&P or (ii) if the counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations rated at least “A+” by S&P, (b) either (i) the unsecured, long-term senior debt obligations rated at least “A1” by Moody’s (and if rated “A1” by Moody’s, such rating is not on watch for possible downgrade to below “A1”) and the unsecured, short-term debt obligations rated at least “P-1” by Moody’s (and if rated “P-1” by Moody’s, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such counterparty does not have a short-term debt rating from Moody’s, the unsecured, long-term senior debt obligations rated at least “Aa3” by Moody’s (and if rated “Aa3” by Moody’s, such rating is not on watch for possible downgrade to below “Aa3”), and (c) either (i) the unsecured, long-term senior debt obligations are rated at least “A” by Fitch or (ii) the unsecured, short-term debt obligations are rated at least “F1” by Fitch.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Interest Rate Swap Agreement

The [sixty] month Interest Rate Swap Agreement (the “Swap Agreement”) will obligate the Trust to pay a predetermined annual rate as set forth in the table below on the swap notional amount (as shown below) in each period. The strike rate shown below is not final and is subject to change. The Trust will receive payments equal to an annual rate of [one-month LIBOR] on the swap notional amount for each period over the life of the Swap Agreement. Payments on both legs of the swap are calculated on an actual/360 basis. The payments will be netted against each other each month (the “Net Swap Payment”) and will be deposited into an account (the “Swap Account”). The Interest Rate Swap Agreement will be purchased for the benefit of the Senior Certificates (other than Class I-AIO Certificates) and the Class I-M1 Certificates.

Period	Approximate Notional Balance ($)	Strike Rate (%)	Period	Approximate Notional Balance ($)	Strike Rate (%)
1	0.00	5.420	32	220,574,456.00	4.930
2	1,005,621,843.00	5.434	33	209,813,540.00	4.939
3	970,008,036.00	5.449	34	199,577,315.00	4.948
4	935,654,389.00	5.399	35	188,668,947.00	4.958
5	902,516,341.00	5.380	36	178,838,935.00	4.967
6	870,550,911.00	5.349	37	170,075,834.00	4.976
7	839,716,632.00	5.313	38	161,777,376.00	4.986
8	809,973,505.00	5.265	39	153,883,590.00	4.995
9	781,282,945.00	5.216	40	146,374,751.00	5.004
10	753,607,729.00	5.17	41	139,232,097.00	5.013
11	726,911,950.00	5.116	42	132,437,779.00	5.023
12	701,160,972.00	5.071	43	125,974,817.00	5.032
13	624,296,659.00	5.028	44	119,827,059.00	5.041
14	598,176,027.00	4.988	45	113,979,141.00	5.050
15	572,933,713.00	4.958	46	108,416,446.00	5.059
16	548,960,676.00	4.929	47	103,125,070.00	5.067
17	525,990,056.00	4.908	48	98,091,786.00	5.076
18	503,979,959.00	4.894	49	93,304,012.00	5.086
19	482,890,245.00	4.880	50	88,749,780.00	5.096
20	462,682,447.00	4.871	51	84,417,703.00	5.106
21	443,319,708.00	4.866	52	80,296,951.00	5.116
22	424,567,990.00	4.860	53	76,377,219.00	5.125
23	406,799,336.00	4.852	54	72,648,709.00	5.133
24	389,275,937.00	4.856	55	69,033,285.00	5.142
25	313,183,587.00	4.862	56	65,423,551.00	5.149
26	297,907,514.00	4.874	57	62,212,026.00	5.157
27	283,376,165.00	4.884	58	59,065,637.00	5.164
28	269,473,816.00	4.894	59	33,024,342.00	5.170
29	256,328,731.00	4.903	60	16,992,068.00	5.176
30	243,824,526.00	4.912	61 and thereafter	0.00	5.183
31	231,929,970.00	4.921

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Swap Payment Priority

Amounts in the Swap Account will be distributed as follows:

1) to the Swap Counterparty any Net Swap Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement for the related Distribution date, to the extent unpaid from the Interest Remittance Amount and the Principal Distribution Amount;

2) to the Swap Counterparty, any unpaid Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement to the extent unpaid from the Interest Remittance Amount and the Principal Distribution Amount;

3) to the Senior Certificates (other than the Class I-AIO Certificates) in respect of Current Interest and Carryforward Interest, to the extent unpaid from Interest Remittance Amount and the Interest Rate Cap, pro rata in proportion to such remaining amounts;

4) to the Class 1-M1 Certificates in respect of Current Interest and Carryforward Interest, to the extent unpaid from Interest Remittance Amount and the Interest Rate Cap, pro rata in proportion to such remaining amounts;

5) to the Senior Certificates (other than the Class I-AIO Certificates) and the Class I-M1 Certificates, an amount needed to create and maintain the target overcollateralization amount to the extent unpaid after distributions pursuant to clause (3) of Cap Payment Priority above;

6) to the Senior Certificates (other than the Class I-AIO Certificates), any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls remaining unpaid after distributions pursuant to clause (4) of Cap Payment Priority above, pro rata in proportion to such remaining amounts;

7) to the Class I-M1 Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls remaining unpaid after distributions pursuant to clause (5) of Cap Payment Priority above;

8) to the Senior Certificates (other than the Class I-AIO Certificates), Deferred Amounts and interest thereon after distributions pursuant to clause (5) of Cap Payment Priority above, pro rata, in proportion to such amounts;

9) to the Class I-M1 Certificates, sequentially, in order of seniority, Deferred Amounts after distributions pursuant to clause (7) of Cap Payment Priority above;

10) if applicable, for application to the purchase of a replacement Swap Agreement;

11) to the Swap Counterparty unpaid Swap Termination Payment triggered by a Swap Counterparty Trigger event owed to the Swap Counterparty pursuant to the Swap Agreement; and

12) to the Class X Certificates, any remaining amount.

With respect to each Distribution Date the sum of all amounts distributed pursuant to clauses (3), (6) and (7) of Cap Payment Priority above and clauses (5), (8) and (9) of Swap Payment Priority below shall not exceed cumulative realized losses incurred, as reduced by amounts previously distributed pursuant to such clauses.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Other Definitions

Current Interest

“Current Interest” for any Class of Certificates for any Distribution Date will be the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount or Notional Amount of that Class.

Carryforward Interest

“Carryforward Interest” for each Class of Certificates for any Distribution Date will be the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate without regard to the Net Funds Cap.

Net Funds Cap

The “Net Funds Cap” for each Distribution Date and each class (other than the I-A5 Class) will be an annual rate equal to a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (x) the Optimal Interest Remittance Amount (as defined below) for such date over (y) any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty for such Distribution Date and (2) 12, and the denominator of which is the pool balance for the immediately preceding Distribution Date, and in the case other than the Class I-AIO Certificates, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

The “Net Funds Cap” for each Distribution Date and the I-A5 Class will be an annual rate equal to a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (x) the Optimal Interest Remittance Amount (as defined below) for such date over (y) any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty for such Distribution Date and (2) 12, and the denominator of which is the pool balance for the immediately preceding Distribution Date multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

The “Optimal Interest Remittance Amount” with respect to each Distribution Date will be equal to the product of (A) the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans as of the first day of the related collection period divided by 12 and (B) the pool balance for the immediately preceding Distribution Date.

The “Net Mortgage Rate” with respect to any Mortgage Loan will be the Mortgage Rate thereof reduced by the servicing fee rate.

Basis Risk Shortfall

“Basis Risk Shortfall”: With respect to any Class of Certificates and each Distribution Date, the excess of (a) the amount of interest payable to a Class of Certificates, as calculated at the applicable interest rate, without regard to the Net Funds Cap, over (b) the amount calculated at the Net Funds Cap.

The “Unpaid Basis Risk Shortfall” for any Class of Certificates on any Distribution Date will be the aggregate of all Basis Risk Shortfalls for such Class for all previous Distribution Dates, together with interest thereon at the applicable Interest Rate (without regard to the Net Funds Cap), less all payments made with respect to such Class of Certificates in respect of such Basis Risk Shortfalls on or prior to such Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Other Definitions (continued)

Trigger Events

A “Trigger Event” will have occurred with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds [ ]% of the Senior Enhancement Percentage for that Distribution Date, or if the Cumulative Realized Losses exceed:

Distribution Date	Loss Percentage

May 2010 to April 2011	[ ]% for the first month, plus an additional 1/12th of [ ]% for each month thereafter

May 2011 to April 2012	[ ]% for the first month, plus an additional 1/12th of [ ]% for each month thereafter

May 2012 to April 2013	[ ]% for the first month, plus an additional 1/12th of [ ]% for each month thereafter

May 2013 and thereafter	[ ]%

The “Rolling Three Month Delinquency Rate” with respect to any Distribution Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

The “Delinquency Rate” for any month will be the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of (i) all Mortgage Loans 60 or more days delinquent (including all Mortgage Loans 60 or more days delinquent for which the Mortgagor has filed for bankruptcy after the closing date) and (ii) each Mortgage Loan in foreclosure and all REO properties as of the close of business on the last day of such month, and the denominator of which is the aggregate loan balance as of the close of business on the last day of such month.

“Cumulative Realized Losses” with respect to any Distribution Date will be equal to the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date Balance of the loans..

The “Senior Enhancement Percentage” for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Certificate Principal Amount of the Subordinate Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate loan balance, after giving effect to distributions on that Distribution Date.

The Stepdown Date is the earlier of (x) the first Distribution Date following the Distribution Date on which the Class Principal Amounts of the Senior Certificates have been reduced to zero or (y) the later of (i) the Distribution Date upon which the Senior Enhancement Percentage (as defined herein) is greater than or equal to approximately []% (the “Targeted Senior Enhancement Percentage”) or (ii) the 37th Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Other Definitions (continued)

Losses

Losses are allocated in the following order: excess spread, overcollateralization, the Subordinate Certificates in inverse order of priority, and then the Senior Certificates (other than the Class I-AIO Certificates), on a pro rata basis, based on Class Principal Amounts provided, however, that losses that would otherwise reduce the principal amounts of the Class I-A1, Class I-A2, Class I-A3, and Class I-A4 Certificates will first reduce the principal amount of the Class I-A5 Certificates until reduced to zero. Losses thereafter that would otherwise reduce the principal amounts of the Class I-A3 Certificates will first reduce the principal amount of the Class I-A4 Certificates until reduced to zero. The allocation of losses to a class will result in a writedown of its principal amount and is referred to as an “Applied Loss Amount”.

Deferred Amount & Subsequent Recoveries

With respect to each Distribution Date, the “Deferred Amount” for each Class will be equal to the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (i) the aggregate of amounts previously distributed in reimbursement thereof and (ii) the amount by which the Principal Amount of such class has been increased due to Subsequent Recoveries.

A “Subsequent Recovery” is an amount recovered with respect to a Mortgage Loan after it has been liquidated and the loss has been passed through to the trust. Subsequent Recoveries will increase the principal amount of classes which have been allocated an Applied Loss Amount, in order of seniority, by an amount equal to the lesser of (i) the outstanding Deferred Amount for such class and (ii) the amount of Subsequent Recoveries available after application to more senior classes. Funds related to Subsequent Recoveries will be included in the remittance amount for the related Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Credit Enhancement

Subordination

The Senior Certificates will have limited protection by means of the subordination of the Subordinate Certificates. The Senior Certificates will have the preferential right to receive interest due to them and principal available for distribution over Classes having a lower priority of distribution. Each Class of Subordinate Certificates will be senior to all other Classes of Subordinate Certificates with a higher numerical designation. If on any Distribution Date after giving effect to all realized losses and distributions of principal on such Distribution Date, the aggregate Certificate Principal Amount exceeds the aggregate loan balance and there is no excess interest, the Certificates will be reduced by the Applied Loss Amount in inverse order of priority of distribution, until the Class I-M4 Certificates, the Class I-M3 Certificates, the Class I-M2 Certificates, the Class I-M1 Certificates and then the Senior Certificates (other than the Class I-AIO Certificates, pro-rata based on Class Principal Amount) have been reduced to zero, provided, however, that losses that would otherwise reduce the principal amounts of the Class I-A1, Class I-A2, Class I-A3, and Class I-A4 Certificates will first reduce the principal amount of the Class I-A5 Certificates until reduced to zero. Losses thereafter that would otherwise reduce the principal amounts of the Class I-A3 Certificates will first reduce the principal amount of the Class I-A4 Certificates until reduced to zero.

Overcollateralization

Excess interest may be used to pay down the Certificates so the aggregate loan balance exceeds the aggregate Certificate Principal Amount (Overcollateralization or “OC”). Excess interest will be used to create and maintain the OC Target.

The “OC Target” with respect to any Distribution Date (x) prior to the Stepdown Date is an amount equal to [3.10]% of the aggregate Pool Balance as of the Cut-off Date and (y) for any Distribution Date on or after the Stepdown Date, is equal to the greater of (1) the lesser of (a) [3.10]% of the aggregate Pool Balance as of the Cut-off Date and (b) the product of [6.20]% of the aggregate Pool Balance as of the last day of the Collection Period and (2) the OC Floor; provided, however, for any Distribution Date on or after the Stepdown Date and for which a Trigger Event is in effect, the OC Target will be equal to the OC Target in effect for the immediately preceding Distribution Date.

The “OC Floor” is an amount equal to []% of the aggregate Cut-off Date collateral balance.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Contacts

MBS Trading and Structuring	Rich McKinney	(212) 526-8320
	Khalil Kanaan	(212) 526-8320
	Sandeep Bharatwaj	(212) 526-8320
	Jeffrey Winkler	(212) 526-8320

MBS Banking	Mike Hitzmann	(212) 526-5806
	Lei Tie	(212) 526-2751

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

LXS 2007-8H Collateral Summary - Group I *
Total Number of Loans	4,628	Occupancy Status
Total Outstanding Loan Balance	$ 1,161,607,577	Primary Home	61.06% ± 1.00%
Average Loan Principal Balance	$ 250,995 ± 3.00%	Investment	28.78% ± 1.00%
Percentage of Loans with Prepayment Penalties	53.48% ± 1.00%	Second Home	10.16% ± 1.00%
Weighted Average Coupon	8.482% ± 0.050%
Weighted Average Margin	2.574% ± 0.050%
Weighted Average Original Term (mo.)	360 ± 1	Geographic Distribution
Weighted Average Remaining Term (mo.)	358 ± 1	(Other states account individually for less than
Weighted Average Loan Age (mo.)	2 ± 1	5% of the Cut-off Date principal balance.)
Weighted Average Original LTV	97.58% ± 1.00%	FL	13.85% ± 1.50%
Original LTV > 80 and no MI (whole pool)	99.98% ± 0.20%	CA	13.64% ± 1.50%
Non-Zero Weighted Average FICO	711 ± 2	IL	6.11% ± 1.50%
		AZ	6.01% ± 1.50%
Prepayment Penalty (years)		NV	5.97% ± 1.50%
None	46.52% ± 1.00%	UT	5.16% ± 1.50%
0.001 - 1.000	4.12% ± 1.00%
1.001 - 2.000	0.30% ± 1.00%	Lien Position
2.001 - 3.000	49.04% ± 1.00%	First	100.00%
4.001 - 5.000	0.01% ± 1.00%

*    The Mortgage Loan data is shown herein as of the applicable Statistical Cut-Off Date for each Mortgage Loan. Mortgage Loans may be removed from or added to the mortgage pool which may change its collateral principal balance by as much as 5% of the mortgage pool shown above.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group I (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Scheduled Principal Balances
($)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
0.01 to 50,000.00	56	$2,393,491.08	0.21%
50,000.01 to 100,000.00	536	42,011,656.96	3.62
100,000.01 to 150,000.00	749	94,851,117.23	8.17
150,000.01 to 200,000.00	772	134,542,117.81	11.58
200,000.01 to 250,000.00	648	146,693,008.88	12.63
250,000.01 to 300,000.00	527	145,352,718.59	12.51
300,000.01 to 350,000.00	330	107,275,798.13	9.24
350,000.01 to 400,000.00	225	84,378,282.89	7.26
400,000.01 to 450,000.00	229	98,474,366.28	8.48
450,000.01 to 500,000.00	242	115,722,919.49	9.96
500,000.01 to 550,000.00	92	48,363,005.93	4.16
550,000.01 to 600,000.00	95	54,895,288.39	4.73
600,000.01 to 650,000.00	73	46,010,795.00	3.96
650,000.01 to 700,000.00	19	12,860,115.37	1.11
700,000.01 to 750,000.00	24	17,481,054.26	1.50
750,000.01 to 800,000.00	3	2,290,500.00	0.20
800,000.01 to 850,000.00	1	826,300.00	0.07
850,000.01 to 900,000.00	2	1,722,747.25	0.15
950,000.01 to 1,000,000.00	1	980,357.65	0.08
1,000,000.01 to 1,250,000.00	4	4,481,936.34	0.39
Total:	4,628	$1,161,607,577.53	100.00%

Minimum: $25,990
Maximum: $1,200,000
Average:  $250,995

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group I (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Mortgage Rates
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
5.001 to 5.500	4	$3,432,350.00	0.30%
5.501 to 6.000	6	4,370,635.21	0.38
6.001 to 6.500	21	10,614,938.47	0.91
6.501 to 7.000	130	45,801,933.13	3.94
7.001 to 7.500	398	110,256,685.11	9.49
7.501 to 8.000	916	241,063,096.00	20.75
8.001 to 8.500	880	218,999,187.51	18.85
8.501 to 9.000	905	214,333,464.13	18.45
9.001 to 9.500	565	123,209,229.87	10.61
9.501 to 10.000	501	111,990,850.86	9.64
10.001 to 10.500	177	45,940,286.50	3.95
10.501 to 11.000	89	21,826,266.24	1.88
11.001 to 11.500	26	7,833,904.50	0.67
11.501 to 12.000	7	1,525,750.00	0.13
12.001 to 12.500	1	159,000.00	0.01
12.501 to 13.000	1	160,000.00	0.01
15.501 to 16.000	1	90,000.00	0.01
Total:	4,628	$1,161,607,577.53	100.00%

Minimum:  5.040%
Maximum: 15.825%
Weighted Average: 8.482%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group I (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Original Terms to Stated Maturity
(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
301 to 360	4,628	$1,161,607,577.53	100.00%
Total:	4,628	$1,161,607,577.53	100.00%

Minimum:	360
Maximum:	360
Weighted Average:	360

Remaining Terms to Stated Maturity
(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
241 to 360	4,628	$1,161,607,577.53	100.00%
Total:	4,628	$1,161,607,577.53	100.00%

Minimum:                     324
Maximum:                     360
Weighted Average:    358

Seasoning
(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
None	425	$174,306,588.00	15.01%
1 to 12	4,199	986,304,847.86	84.91
13 to 24	3	838,141.67	0.07
25 to 36	1	158,000.00	0.01
Total:	4,628	$1,161,607,577.53	100.00%

Minimum:                    0
Maximum:                  36
Weighted Average:   2

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group I (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Original Loan-to-Value Ratio
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
40.001 to 50.000	1	$250,000.00	0.02%
80.001 to 90.000	597	157,189,653.27	13.53
90.001 to 100.000	4,030	1,004,167,924.26	86.45
Total:	4,628	$1,161,607,577.53	100.00%

Minimum:                       50.00%
Maximum:                     100.00%
Weighted Average:      97.58%

Combined Original Loan-to-Value Ratio
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
45.01 to 50.00	1	$250,000.00	0.02%
80.01 to 85.00	156	44,447,211.15	3.83
85.01 to 90.00	438	112,208,112.12	9.66
90.01 to 95.00	592	163,467,716.78	14.07
95.01 to 100.00	3,441	841,234,537.48	72.42
Total:	4,628	$1,161,607,577.53	100.00%

Minimum:                            50.00%
Maximum:                          100.00%
Weighted Average:           97.59%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group I (continued)
Collateral characteristics are listed below as of the Cut-Off Date

FICO Score
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
441 to 460	1	$205,741.67	0.02%
561 to 580	1	219,484.54	0.02
601 to 620	17	3,861,492.12	0.33
621 to 640	257	64,570,837.28	5.56
641 to 660	381	98,362,989.53	8.47
661 to 680	625	156,817,525.14	13.50
681 to 700	664	181,242,684.78	15.60
701 to 720	613	152,799,386.46	13.15
721 to 740	734	180,123,263.28	15.51
741 to 760	561	135,087,668.66	11.63
761 to 780	432	110,108,696.88	9.48
781 to 800	261	58,902,048.79	5.07
801 to 820	79	18,571,758.40	1.60
821 to 840	2	734,000.00	0.06
Total:	4,628	$1,161,607,577.53	100.00%

Minimum: Maximum: Weighted Average:	460 823 711

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group I (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Loan Purpose
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Purchase	3,599	$880,274,511.46	75.78%
Cash Out Refinance	708	193,007,585.23	16.62
Rate/Term Refinance	321	88,325,480.84	7.60
Total:	4,628	$1,161,607,577.53	100.00%

Property Type
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Single Family	2,761	$662,765,776.70	57.06%
Planned Unit Development	936	272,684,344.57	23.47
Two-to-Four Family	461	113,218,347.65	9.75
Condominium	469	112,762,557.27	9.71
Modular Home	1	176,551.34	0.02
Total:	4,628	$1,161,607,577.53	100.00%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group I (continued)
Collateral characteristics are listed below as of the Cut-Off Date

States - Top 10
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
FL	614	$160,896,401.05	13.85%
CA	346	158,397,198.35	13.64
IL	257	70,916,835.45	6.11
AZ	245	69,863,738.22	6.01
NV	211	69,314,579.58	5.97
UT	220	59,886,504.69	5.16
TX	339	55,828,223.52	4.81
CO	237	52,859,154.96	4.55
WA	167	49,226,105.70	4.24
NJ	132	41,059,316.14	3.53
Other	1,860	373,359,519.87	32.14
Total:	4,628	$1,161,607,577.53	100.00%

Interest Only Loan Term
(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
None	1,595	$308,948,375.71	26.60%
36	1	432,400.00	0.04
60	256	65,013,293.30	5.60
120	2,776	787,213,508.52	67.77
Total:	4,628	$1,161,607,577.53	100.00%

Balloon Loan Flag
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Balloon	8	$1,303,412.01	0.11%
Fully Amortizing	4,620	1,160,304,165.52	99.89
Total:	4,628	$1,161,607,577.53	100.00%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group I (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Prepayment Penalty Term in Years
(Years)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
None	2,035	$540,399,179.55	46.52%
0.333	3	725,500.00	0.06
0.417	13	2,440,302.02	0.21
0.500	45	13,068,485.33	1.13
0.583	1	159,300.00	0.01
1.000	105	31,473,912.19	2.71
2.000	16	3,487,275.04	0.30
3.000	2,409	569,691,624.88	49.04
5.000	1	161,998.52	0.01
Total:	4,628	$1,161,607,577.53	100.00%

Documentation Type
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Stated Documentation	2,573	$659,423,356.46	56.77%
No Ratio Documentation	816	250,189,996.41	21.54
Full Documentation	1,140	222,921,066.84	19.19
No Documentation	98	28,370,457.82	2.44
Limited	1	702,700.00	0.06
Total:	4,628	$1,161,607,577.53	100.00%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group I (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Product Type
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
2/28 ARM (LIBOR)	14	$2,979,384.24	0.26%
3/27 ARM (LIBOR)	48	11,704,061.46	1.01
5/25 ARM (LIBOR)	2,905	783,191,672.28	67.42
3/1 ARM (LIBOR)	3	701,130.00	0.06
5/1 ARM (LIBOR)	42	10,666,424.10	0.92
10/20 ARM (LIBOR)	96	31,215,562.88	2.69
10/1 ARM (LIBOR)	22	5,736,235.00	0.49
7/23 ARM (LIBOR)	67	24,614,237.52	2.12
7/1 ARM (LIBOR)	4	1,279,450.00	0.11
Fixed Rate	1,419	288,216,008.04	24.81
Balloon	8	1,303,412.01	0.11
Total:	4,628	$1,161,607,577.53	100.00%

Originator
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
AURORA LOAN SERVICES LLC	4,450	$1,115,822,839.97	96.06%
MORTGAGE IT	96	18,585,289.81	1.60
WMC MORTGAGE CORP.	20	13,384,978.33	1.15
MERIDIAS CAPITAL	31	6,437,222.66	0.55
NEW CENTURY CAPITAL CORP.	26	5,278,021.11	0.45
BANK OF AMERICA MORTGAGE	1	980,357.65	0.08
PLAZA	3	686,468.00	0.06
FIFTH THIRD BANK	1	432,400.00	0.04
Total:	4,628	$1,161,607,577.53	100.00%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group I (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Index
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Fixed Rate	1,427	$289,519,420.05	24.92%
1 Year LIBOR (WSJ/1 Mo Lead)	71	18,383,239.10	1.58
6 Month LIBOR (1st Business Day)	3,130	853,704,918.38	73.49
Total:	4,628	$1,161,607,577.53	100.00%

Gross Margin
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Less than or equal to 1.000	1,427	$289,519,420.05	24.92%
2.001 to 2.500	1,340	386,473,988.81	33.27
2.501 to 3.000	1,801	468,545,353.64	40.34
3.001 to 3.500	1	679,250.00	0.06
3.501 to 4.000	1	681,150.00	0.06
4.001 to 4.500	1	550,593.12	0.05
4.501 to 5.000	52	13,197,916.60	1.14
6.001 to 6.500	4	1,760,082.99	0.15
6.501 to 7.000	1	199,822.32	0.02
Total:	4,628	$1,161,607,577.53	100.00%

Minimum: 2.250%
Maximum: 6.600%
Non-Zero Weighted Average: 2.574%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group I (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Initial Periodic Rate Cap
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
0.000	1,427	$289,519,420.05	24.92%
2.000	55	13,053,182.58	1.12
3.000	2	1,596,279.46	0.14
5.000	86	29,470,807.97	2.54
5.995	1	207,200.00	0.02
6.000	3,057	827,760,687.47	71.26
Total:	4,628	$1,161,607,577.53	100.00%

Minimum: 2.000%
Maximum: 6.000%
Non-Zero Weighted Average: 5.901%

Subsequent Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
0.000	1,427	$289,519,420.05	24.92%
1.000	20	13,384,978.33	1.15
2.000	3,181	858,703,179.15	73.92
Total:	4,628	$1,161,607,577.53	100.00%

Minimum: 1.000%
Maximum: 2.000%
Non-Zero Weighted Average: 1.985%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group I (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Maximum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Less than or equal to 0.000	1,427	$289,519,420.05	24.92%
11.001 to 11.500	3	1,929,673.65	0.17
11.501 to 12.000	10	5,539,350.00	0.48
12.001 to 12.500	28	11,871,270.21	1.02
12.501 to 13.000	115	44,009,251.63	3.79
13.001 to 13.500	325	92,171,819.83	7.93
13.501 to 14.000	669	186,573,078.93	16.06
14.001 to 14.500	612	164,527,561.82	14.16
14.501 to 15.000	580	150,026,149.27	12.92
15.001 to 15.500	358	87,118,906.18	7.50
15.501 to 16.000	283	68,086,324.18	5.86
16.001 to 16.500	125	35,860,316.60	3.09
16.501 to 17.000	65	16,187,662.58	1.39
17.001 to 17.500	18	6,252,042.60	0.54
17.501 to 18.000	7	1,525,750.00	0.13
18.001 to 18.500	1	159,000.00	0.01
18.501 to 19.000	1	160,000.00	0.01
Greater than or equal to 19.501	1	90,000.00	0.01
Total:	4,628	$1,161,607,577.53	100.00%

Minimum: 11.400%
Maximum: 21.825%
Non-Zero Weighted Average: 14.403%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group I (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Floor
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Less than or equal to 1.000	1,427	$289,519,420.05	24.92%
2.001 to 2.500	1,110	322,985,236.97	27.81
2.501 to 3.000	178	51,790,597.30	4.46
3.001 to 3.500	49	12,135,036.09	1.04
3.501 to 4.000	13	1,981,771.37	0.17
4.001 to 4.500	9	1,571,314.74	0.14
4.501 to 5.000	2	132,230.00	0.01
5.001 to 5.500	4	3,432,350.00	0.30
5.501 to 6.000	5	3,938,235.21	0.34
6.001 to 6.500	9	4,681,550.00	0.40
6.501 to 7.000	15	5,848,763.41	0.50
7.001 to 7.500	88	22,995,098.35	1.98
7.501 to 8.000	201	56,239,776.02	4.84
8.001 to 8.500	295	77,011,631.47	6.63
8.501 to 9.000	410	101,908,121.17	8.77
9.001 to 9.500	318	77,882,776.86	6.70
9.501 to 10.000	277	67,318,896.74	5.80
10.001 to 10.500	125	35,860,316.60	3.09
10.501 to 11.000	65	16,187,662.58	1.39
11.001 to 11.500	18	6,252,042.60	0.54
11.501 to 12.000	7	1,525,750.00	0.13
12.001 to 12.500	1	159,000.00	0.01
12.501 to 13.000	1	160,000.00	0.01
Greater than or equal to 14.501	1	90,000.00	0.01
Total:	4,628	$1,161,607,577.53	100.00%

Minimum:  2.250%
Maximum: 15.825%
Non-Zero Weighted Average: 5.955%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group I (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Next Rate Adjustment Date
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
None	1,427	$289,519,420.05	24.92%
2008-07	1	432,400.00	0.04
2009-02	2	756,334.79	0.07
2009-03	3	604,541.12	0.05
2009-04	5	891,250.00	0.08
2009-05	5	998,000.00	0.09
2009-10	1	202,200.00	0.02
2009-11	1	252,000.00	0.02
2009-12	2	332,484.54	0.03
2010-02	4	877,670.72	0.08
2010-03	11	1,970,809.29	0.17
2010-04	26	7,294,885.24	0.63
2010-05	4	837,000.00	0.07
2011-09	3	549,958.67	0.05
2011-10	2	270,955.21	0.02
2011-11	17	5,955,536.24	0.51
2011-12	75	15,817,337.29	1.36
2012-01	85	21,009,661.53	1.81
2012-02	219	46,807,257.24	4.03
2012-03	894	203,512,625.20	17.52
2012-04	1,392	372,656,288.00	32.08
2012-05	260	127,213,477.00	10.95
2014-01	1	345,865.00	0.03
2014-02	2	628,887.33	0.05
2014-03	3	773,650.00	0.07
2014-04	39	14,651,435.19	1.26
2014-05	26	9,493,850.00	0.82
2016-09	1	156,000.00	0.01
2016-11	2	503,241.27	0.04
2016-12	21	4,915,211.47	0.42
2017-01	10	6,262,824.89	0.54
2017-02	2	315,500.00	0.03
2017-03	8	2,075,450.00	0.18
2017-04	42	13,022,854.25	1.12
2017-05	32	9,700,716.00	0.84
Total:	4,628	$1,161,607,577.53	100.00%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.